SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported): October 27, 1999
                                                 (October 23, 1999)


                             LASERSIGHT INCORPORATED
                             -----------------------
              Exact name of registrant as specified in its charter


                                    Delaware
                                    --------
                  State or other jurisdiction of incorporation



           0-19671                                              65-0273162
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   Commission File Number                                    I.R.S. Employer
                                                            Identification No.


        3300 University Boulevard, Suite 140, Winter Park, Florida 32792
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                     Address of Principal Executive offices


   Registrant's telephone number, including area code:      (407) 678-9900
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Item 5.  Other Events

On October 23, 1999, LaserSight entered into a Distribution Agreement with Becton, Dickinson and Company, pursuant to which Becton, Dickinson will, subject to limited exceptions, become the exclusive distributor of LaserSight's MicroShape family of keratome products in the United States, the United Kingdom, Ireland and Japan. Also on that date LaserSight and Becton, Dickinson also entered into an amendment to their Manufacturing and Marketing Agreement pursuant to which Becton, Dickinson manufactures keratome blades for LaserSight. Copies of the First Amendment to the Manufacturing and Marketing Agreement and of the Distribution Agreement are attached hereto as exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits

         Exhibit 10.1 **   First Amendment to  Manufacturing  and Marketing
                           Agreement, dated October 23, 1999, by and between LaserSight Technologies, Inc. and Becton, Dickinson and Company.

         Exhibit 10.2 **   Distribution  Agreement  dated  October 23,  1999,
                           by and between Lasersight Technologies, Inc. and Becton, Dickinson and Company.

** Confidential treatment has been requested for portions of this document. The redacted material has been filed separately with the commission pursuant to an application for confidential treatment.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    LaserSight Incorporated



Date:  October 27, 1999                             By:  /s/ Michael R. Farris
                                                       -----------------------
                                                       Michael R. Farris
                                                       Chief Executive Officer

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